Exhibit 1.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED (INDICATED BY: [***] FROM THE EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT CUSTOMARILY TREATS AS PRIVATE AND CONFIDENTIAL.

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

BIRKS GROUP INC.
GROUPE BIRKS INC.

Corporate name / Dénomination sociale

1727849-7

Corporation number / Numéro de société

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

Hantz Prosper

Director / Directeur

2025-09-01

Canada

Certi ficate of Amalgamation Certificat de fusion Canada Business Corporations Act Loi canadienne sur les sociétés par actions BIRKS GROUP INC. GROUPE BIRKS INC. Corporate name / Dénomination sociale 1727849-7 Corporation number / Numéro de société I HEREBY CERTIFY that the above-named JE CERTIFIE que la société susmentionnée est corporation resulted from an amalgamation, issue d’une fusion, en vertu de l’article 185 de la under section 185 of the Canada Business oi canadienne sur les sociétés par actions, des Corporations Act, of the corporations set out in sociétés dont les dénominations apparaissent dans the attached articles of amalgamation. les statuts de fusion ci-joints. Hantz Prosper Director / Directeur 2025-09-01 Date of Amalgamation (YYYY-MM-DD) Date de fusion (AAAA-MM-JJ)

Docusign Envelope ID: 19A620BA-E39D-47C6-9F83-07FF7B8B05F7 Canada Business Corporations Act (CBCA) FORM 9 ARTICLES OF AMALGAMATION (Section 185) 1—Corporate name of the amalgamated corporation BIRKS GROUP INC./GROUPE BIRKS INC. 2—The province or territory in Canada where the registered office is situated (do not indicate the full address) Quebec 3—The classes and any maximum number of shares that the corporation is authorized to issue Reference is made to Schedule 1 hereto, the provisions of which are incorporated herein. 4—Restrictions, if any, on share transfers None, except as otherwise set forth in Schedule 1. 5—Minimum and maximum number of directors (for a fixed number of directors, indicate the same number in both boxes) Minimum number 3 Maximum number 15 6—Restrictions, if any, on the business the corporation may carry on None. 7—Other provisions, if any Reference is made to Schedule 2 hereto, the provisions of which are incorporated herein. 8—The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows: 183—Long form: 184(1)—Vertical short-form: 184(2)—Horizontal short-form: approved by special X• approved by resolution of approved by resolution of resolution of shareholders directors directors 9—Declaration I hereby certify that I am a director or an authorized officer of the following corporation: Name of the amalgamating corporations Corporation number Signature BIRKS GROUP INC./GROUPE BIRKS INC. 357267 —6 European & Co. Inc. 1727606 —1

— — Note : Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA). ISED-ISDE 3190E (2016/11) Page 1 of 2

SCHEDULE 1

The classes and maximum number of shares that the Corporation is authorized to issue:

Unlimited number of Class A Voting Shares without nominal or par value;

Unlimited number of Class B Multiple Voting Shares without nominal or par value; and

Unlimited number of Preferred Shares without nominal or par value, issuable in series.

The Class A Voting Shares and the Class B Multiple Voting Shares are sometimes referred to herein collectively as the “Common Shares”. Any capitalized term shall have the meaning assigned to such term in these Articles. Any reference herein to the Act is a reference to the Canada Business Corporations Act as it now exists and as it may be amended from time to time and any reference herein to a section of the Act is a reference to a section of the Act as such section is presently numbered or as it may be renumbered from time to time.

I.	The Class A Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)

Voting. Each Class A Voting Share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

(b)

Ranking on Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class A Voting Shares or the Class B Multiple Voting Shares, the holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class A Voting Shares and the holders of the Class B Multiple Voting Shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

(c)

Dividends and Distributions. In addition to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares, holders of Class A Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of the Class B Multiple Voting Shares. Dividends and distributions on Class A Voting Shares shall be payable on the date fixed for payment of the dividend or distribution in respect of Class A Voting Shares or, if applicable, on the date fixed for payment of any dividend or distribution in respect of Class B Multiple Voting Shares.

(d)	Right of Participation in a Sale Transaction.

(i)

No holder of Class B Multiple Voting Shares (a “Selling Holder”) shall sell, transfer or otherwise dispose of Class B Multiple Voting Shares if, immediately following such sale, transfer or disposition of Class B Multiple Voting Shares, such Selling Holder and its Affiliates shall control less than a majority of the total voting rights attached. to the Common Shares issued and outstanding on the date of such sale, transfer or disposition (a “Sale Transaction”), unless all other holders of Common Shares shall have the right (A) to receive the same consideration (on a per share basis), whether cash, non-cash or some combination thereof, as that to be received. by the Selling Holder pursuant to the Sale Transaction and (B) to participate in such Sale Transaction on the same terms as the Selling Holder in all other material respects, including in respect of the conditions to such Sale Transaction. Written notice of any Sale Transaction, which notice shall specify the terms of such Sale Transaction and the right of all holders of Common Shares to participate in such Sale Transaction, shall be provided. to the holders of Common Shares by first class mail, at least twenty (20) business days prior to the consummation of such Sale Transaction.

(ii)	Any Sale Transaction not in compliance with subsection (d)(i) above shall be null and void and shall not be registered in the books of the Corporation.

(iii)

Notwithstanding the foregoing, none of the following shall constitute a Sale Transaction: (A) any pledge, mortgage, hypothecation, lien or similar encumbrance, whether by possession or registration, of Class B Multiple Voting Shares which creates a security interest in favor of another person or entity, and (B) any sale, transfer or other disposition of Class B Multiple Voting Shares to Affiliates, Associates or shareholders of the transferor of such Class B Multiple Voting Shares. For purposes of these Articles, an “Affiliate”, when used to indicate a relationship with any person, means a person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. For purposes of these Articles, an “Associate” when used to indicate a relationship with any person, means (x) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity and (y) a spouse or child of such person.

(e)	Right of Participation in a Business Combination

(i)

The Corporation shall not consummate a Business Combination unless the holders of Class A Voting Shares shall have the right (A) to receive the same consideration (on a per share basis), whether cash, non-cash or some combination thereof, as that to be received by the holders of Class B Multiple Voting Shares in connection with such Business Combination and (B) to participate in such Business Combination on the same terms as the holders of Class B Multiple Voting Shares in all other material respects, including in respect of the conditions to such Business Combination.

(ii)	“Business Combination” as used herein shall mean, whether in one or a series of related transactions:

(A)

any merger, amalgamation, recapitalization or consolidation involving the Corporation, other than a merger, amalgamation, recapitalization, consolidation or similar transaction with a wholly-owned subsidiary of the Corporation or which is solely for the purpose of continuance of the Corporation as a corporation in another jurisdiction;

(B)	any sale, lease, exchange, transfer or other disposition involving 50% or more of the assets of the Corporation and its subsidiaries, on a consolidated basis; or

(C)	any agreement, contract or other arrangement having the same purpose or effect as the transactions described in (A) and (B) above.

(f)	Transactions or Actions Requiring Special Approval.

(i)

In addition to any other approvals required under the Act or these Articles, prior to consummating a Related Party Transaction, the Corporation shall obtain (A) the consent of the majority of a committee of independent directors of the Corporation and (B) with respect to clauses (x) and (y) of the definition of Related Party Transaction below, the affirmative vote in favor of the approval of the Related Party Transaction by holders of a majority of the Class A Voting Shares (exclusive of Class A Voting Shares held by the Related Person (and its Affiliates and Associates) which is or would be a party to such Related Party Transaction) that cast a vote, in person or by proxy (but not including any vote that is not counted as either an affirmative or negative vote), at the annual or special shareholders meeting at which such Related Party Transaction is considered.

(ii)

For purposes of these Articles, (A) “Related Party Transaction” shall mean (x) consummation of a Business Combination with a Related Person; (y) amending, repealing or altering in anyway any provision of these Articles or the By-laws of the Corporation, except for matters not having an adverse effect on the holders of Class A Voting Shares; or (z) the issuance, sale, exchange, transfer or other disposition (in one transaction or a series of related transactions) by the Corporation or any wholly- owned subsidiary of the Corporation of any securities of the Corporation or of such subsidiary to a Related Person (other than pursuant to: an employee or director stock incentive plan or other compensation arrangements approved by the Compensation Committee of the Corporation; an offering made to all holders of Class A Voting Shares; or a public offering); and (B) “Related Person” shall mean any individual, corporation, partnership, group, association or other person or entity that, together with its Affiliates and Associates, beneficially owns Class A Voting Shares and/or Class B Multiple Voting Shares which, in the aggregate, equal twenty percent (20%) or more of the total voting rights attached to the Common Shares issued and outstanding at the time the definitive agreement with respect to a Related Party Transaction is executed.

(g)

Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class A Voting Shares shall be carried out, either directly or indirectly unless, at the same time, the Class B Multiple Voting Shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

(h)

Equal Status. Except as otherwise expressly provided in these Articles, Class A Voting Shares and Class B Multiple Voting Shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

(i)

Approval of Issuance. For so long as the outstanding Class B Multiple Voting Shares represent a majority of the total voting rights attached to the Common Shares, the Corporation shall not issue any Class A Voting Shares, or any security convertible into or exercisable or exchangeable for Class A Voting Shares, unless such issuance, or the plan or agreement under which such security is lo be issued, has been approved by (i) a majority of the votes cast at a meeting of the holders of Class B Multiple Voting Shares or (ii) unanimous written consent of the holders of Class B Multiple Voting Shares; provided, however, such approval shall not be required for the issuance of:

(A)

Class A Voting Shares, options or warrants under any plan or agreement approved by the Corporation prior to June 1, 2005 (including without limitation, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 18, 2005 and as thereafter amended, among the Corporation, Birks Merger Corporation and Mayor’s Jewelers, Inc.); or

(B)	Class A Voting Shares upon the exercise of an option or warrant issued or to be issued under any plan or agreement approved by the Corporation prior to June 1, 2005; or

(C)	Class A Voting Shares upon the conversion of Class B Multiple Voting Shares; or

(D)

Class A Voting Shares upon the conversion, exercise or exchange of any security, obligation or other instrument of the Corporation for Class A Voting Shares if the issuance of such security, obligation or other instrument of the Corporation was previously approved pursuant to this paragraph 3.I.(i).

II.	The Class B Multiple Voting Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)

Voting. Each Class B Multiple Voting Share shall entitle the holder thereof to ten (10) votes at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

(b)

Ranking on Liquidation. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking prior to the Class B Multiple Voting Shares or the Class A Voting Shares, the holders of the Class B Multiple Voting Shares and the holders of the Class A Voting Shares shall be entitled to receive the remaining property of the Corporation. The holders of the Class B Multiple Voting Shares and the holders of the Class A Voting Shares shall rank equally with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

(c)

Dividends and Distributions. In addition to any dividend or distribution declared by the directors in respect of Class B Multiple Voting Shares, holders of Class B Multiple Voting Shares shall be entitled to receive a dividend or distribution, whether cash, non-cash or some combination thereof, equal (on a per share basis) to any dividend or distribution declared by the directors of the Corporation in respect of Class A Voting Shares. Dividends and distributions on Class B Multiple Voting Shares shall be payable on the date fixed for payment of the dividend or distribution in respect of Class B Multiple Voting Shares or, if applicable, on the date fixed for payment of a dividend or distribution in respect of Class A Voting Shares.

(d)

Conversion by Holder into Class A Voting Shares. Each Class B Multiple Voting Share may at any time and from time to time, at the option of the holder, be converted into one (1) fully paid and non-assessable Class A Voting Share. Such conversion right shall be exercised as follows:

(i)

the holder of Class B Multiple Voting Shares shall send to the transfer agent of the Corporation a written notice, accompanied by a certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right. Such notice shall be signed by the holder of the Class B Multiple Voting Shares in respect of which such right is being exercised, or by the duly authorized representative thereof, and shall specify the number of Class B Multiple Voting Shares which such holder desires to have converted. The holder shall also pay any governmental or other tax, if any, imposed in respect of such conversion. The conversion of the Class B Multiple Voting Shares into Class A Voting Shares shall take effect upon receipt by the transfer agent of the Corporation of the conversion notice accompanied by the certificate or certificates representing the Class B Multiple Voting Shares in respect of which the holder desires to exercise such conversion right;

(ii)

upon receipt of such notice and certificate or certificates by the transfer agent of the Corporation, the Corporation shall, effective as of the date of such receipt, issue or cause to be issued a certificate or certificates representing Class A Voting Shares into which Class B Multiple Voting Shares are being converted. If less than all of the Class B Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing the Class B Multiple Voting Shares represented by the original certificate which are not to be converted.

(e)

Subdivision, Consolidation, Reclassification or other Change. No subdivision, consolidation or reclassification of, or other change to, the Class B Multiple Voting Shares shall be carried out unless, at the same time, the Class A Voting Shares are subdivided, consolidated, reclassified or changed in the same manner and on the same basis.

(f)

Equal Status. Except as otherwise expressly provided in these Articles, Class B Multiple Voting Shares and Class A Voting Shares shall have the same rights and privileges and shall rank equally, share ratably and be equal in all respects as to all matters.

(g)

Approval of Issuance. For so long as the outstanding Class B Multiple Voting Shares represent a majority of the total voting rights attached to the Common Shares, the Corporation shall not issue any Class B Multiple Voting Shares, or any security convertible into or exercisable or exchangeable for Class B Multiple Voting Shares, unless such issuance has been approved by (i) a majority of the votes cast at a meeting of the holders of Class B Multiple Voting Shares or (ii) unanimous written consent of the holders of Class B Multiple Voting Shares; provided, however, such approval shall not be required for the issuance of Class B Multiple Voting Shares upon the conversion, exercise or exchange of any security of the Corporation for Class B Multiple Voting Shares if the issuance of such security of the Corporation was previously approved pursuant to this paragraph 3.II.(g).

III.	The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions:

(a)

Issuance of Preferred Shares, in Series. The directors of the Corporation may, at any time and from time to time, issue Preferred Shares in one (1) or more series, each series to consist of such number of Preferred Shares as may, before issuance thereof, be determined by the directors.

(b)

Determination of Rights, Privileges, Restrictions, Conditions and Limitations attaching to Series of Preferred Shares. The directors of the Corporation may, subject to the following, from time to time fix, before issuance, the designation, rights, privileges, restrictions, conditions and limitations to attach to the Preferred Shares of each series including, without limiting the generality of the foregoing,

(i)

the rate, amount or method of calculation of preferential dividends of the Preferred Shares of such series, if any, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue; provided that the dividends payable with respect to any series of Preferred Shares, whether cumulative or non-cumulative or partially cumulative, shall not exceed five percent (5%) of the liquidation preference of such series of Preferred Shares (the”5% Dividend Limitation”), and, notwithstanding the foregoing, the directors of the Corporation may issue, at any time and from time to time, in one (1) or more series, Preferred Shares for consideration to be received by the Corporation not exceeding, in the aggregate, five million dollars ($5,000,000) which shall not be subject to the 5% Dividend Limitation;

(ii)

the redemption price and terms and conditions of redemption, if any, of the Preferred Shares of such series; provided, that, without the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called, the redemption price shall not exceed the liquidation preference of such shares;

(iii)

the rights of retraction, if any, vested in the holders of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction, and whether any additional rights of retraction may be vested in such holders in the future; provided, that, without the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called, the retraction price shall not exceed the liquidation preference of such shares;

(iv)

the voting rights, if any, of the Preferred Shares of such series; provided, that, the approval by a majority of the votes cast at a meeting of shareholders of the Corporation duly called shall be required for the issuance of any series of Preferred Shares with voting rights;

(v)

the conversion rights and terms and conditions of conversion, if any, of the Preferred Shares of such series; provided, that, the approval by a majority of the votes cast at a meeting of shareholders of the Company duly called shall be required for the issuance of any series of Preferred Shares which are convertible into securities with voting rights;

(vi)	any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series; and

(vii)	any other relative rights, preferences and limitations of the Preferred Shares of such series,

the whole subject to the issuance of a certificate of amendment in respect of articles of amendment in the prescribed form to designate a series of Preferred Shares.

(c)

Cumulative Dividends or Return of Capital not Paid in Full. Pursuant to section 27(2) of the Act, when any cumulative dividends or amounts payable on a return of capital in respect of a series of Preferred Shares are not paid in full, the Preferred Shares of all series shall participate ratably in respect of such dividends including accumulations, if any, in accordance with the sums which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital if all sums so payable were paid in full.

(d)

Payment of Dividends and Other Preferences. The Preferred Shares shall be entitled to preference over the Class A Voting Shares, the Class B Multiple Voting Shares and any other shares of the Corporation ranking junior to the Preferred Shares with respect to the payment of dividends, and may also be given such other preferences over the Class A Voting Shares, the Class B Multiple Voting Shares and any other shares of the Corporation ranking junior to the Preferred Shares, as may be fixed by the directors of the Corporation, as to the respective series authorized to be issued.

(e)

Procedure for Payment of Dividends. No dividends shall at any time be declared or paid or set apart for payment on any shares of the Corporation ranking junior to the Preferred Shares, unless all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on such shares of the Corporation ranking junior to the Preferred Shares, nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any shares of the Corporation ranking junior to the Preferred Shares, unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment.

(f)

Ranking for Payment of Dividends and Liquidation, Dissolution or Winding-up. The Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation whether voluntary of involuntary.

(g)

Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding- up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation distributed among the holders of the Class A Voting Shares, the Class B Multiple Voting Shares or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive:

(i)

an amount equal to the consideration received by the Corporation upon the issuance of such shares together with, in the case of cumulative Preferred Shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid-up to and including the date of distribution) and, in the case of non-cumulative Preferred Shares, all declared and unpaid non-cumulative dividends; and

(ii)

if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares respectively.

(h)

Purchase by the Corporation. The Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series as set forth in the articles of amendment relating to such series.

(i)

Amendments. The provisions of this section III may be deleted or varied in whole or in part by a certificate of amendment, but only with the prior approval of the holders of the Preferred Shares, given as hereinafter specified, in addition to any other approval required by the Act (or any other statutory provision of the like or similar effect, from time to time in force). The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to, may be given by at least two-thirds (2/3) of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least twenty-one (21) days notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within thirty (30) minutes after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than thirty (30) days later and to such time and place as may be determined by the chairman of the meeting and not less than twenty-one (21) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the holders of Preferred Shares, present or represented by proxy, may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting, shall constitute the authorization of the holders of the Preferred Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting, every holder of Preferred Shares shall be entitled to one (1) vote in respect of each Preferred Share held.

SCHEDULE 2

Other Provisions:

(1)

Meetings of shareholders of the Corporation may be held at the places in Canada as set out in the by- laws of the Corporation or in the greater metropolitan area of any city having a population of more than 80,000 inhabitants in the United States, in any member-country of the European Union or in Asia.

(2)

A director’s term of office shall be from the date of the meeting at which he is elected or appointed until the first annual meeting next following his election or nomination or, if an election of the board of directors is not held at such meeting or if such meeting does not occur, at the date on which his successor is elected or appointed, or earlier if he dies or resigns, is removed or disqualified, or if his term of office ends for any other reason.

(3)

The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number or directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

Form 2 Formulaire 2 Initial Registered Office Address Siège social initial et premier and First Board of Directors conseil d’administration Canada Business Corporations Act Loi canadienne sur les sociétés par (CBCA) (s. 19 and 106) actions (LCSA) (art. 19 et 106) 1 Corporate name Dénomination sociale BIRKS GROUP INC. GROUPE BIRKS INC. 2 Address of registered office Adresse du siège social 2020 Robert-Bourassa Boulevard Suite 200 Montreal QC H3A 2A5 3 Additional address Autre adresse 4 Members of the board of directors Membres du conseil d’administration See attached schedule / Voir l’annexe ci-jointe 5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form. Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire. Original signed by / Original signé par Katia Fontana Katia Fontana 416-869-5203 Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049. IC 2904 (2008/04)

Schedule / Annexe

Members of the board of directors / Membres du conseil d’administration

Resident Canadian
Résident Canadien

DEBORAH S.	[***]	Yes / Oui
TRUDEAU

JOSEPH F.X. ZAHRA	[***]	No / Non

LOUIS-PHILIPPE	[***]	Yes / Oui
MAURICE

EMILIO B. IMBRIGLIO	[***]	Yes / Oui

DAVIDE BARBERIS	[***]	Yes / Oui
CANONICO

MARIA EUGENIA	[***]	No / Non
GIRON DEVILA

NICCOLÒ ROSSI DI	[***]	No / Non
MONTELERA